                        PARTICIPATION AGREEMENT AMENDMENT

This Participation Agreement Amendment hereby amends the Participation Agreement dated March 15, 2000 between the Allmerica Financial Life Insurance and Annuity Company and Evergreen Variable Annuity Trust ("Agreement") in the following manner:

1) The current paragraph of the Agreement which states, "WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts identified by the form number(s) listed on Schedule A, as may be amended from time to time (the "Contracts");" is deleted and a new paragraph is substituted to read as follows:

          "WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts identified by the form numbers(s) listed on Schedule A, as may be amended from time to time (the "Contracts"); or will not register such Contracts because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(a)(2) of Regulation D of the 1940 Act in which case the Company will maintain every effort to maintain such exemption and will notify the Trust immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future;"

2) The current paragraph of the Agreement which states, "WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act;" is deleted and a new paragraph is substituted to read as follows:

          "WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; or has not registered such Accounts in proper reliance upon an exemption from registration under
          Section 3(c) of the 1940 Act in which case the Company will every effort to maintain such exemption and will notify the Trust immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future;"

3)   The current Paragraph 3.2 of the Agreement is deleted and a new Paragraph
     3.2 is substituted to read as follows:

          "The Company represents and warrants that it has registered each Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; or has not registered such Separate Account in proper reliance upon an exemption from registration under Section 3(c) of the Act; if the Separate Account is exempt from registration as an investment company under
          Section 3(c) of the Act, the Company will make every effort to maintain such exemption and will notify the Trust immediately upon having a reasonable basis for believing that such exemption no longer applies in the future;"

4)   The current paragraph 3.3 of the Agreement is deleted and a new Paragraph
     3.3 is substituted to read as follows:

        "The Company represents and warrants that:
        (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended ("1933 Act"); or will not be registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under
            Section 4(a)(2) of Regulation D of the 1940 Act in which case the Company will make every effort to maintain such exemption and will notify the Trust immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future;
        (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and
        (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. The Company agrees to notify the Trust promptly of any investment restrictions imposed by state insurance law and applicable to the Participating Fund."

5) The Agreement is amended to replace Schedule A in its entirety by the revised Schedule A, attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement Amendment as of November 8, 2000.

                                             ALLMERICA FINANCIAL LIFE
                                             INSURANCE AND ANNUITY
                                             COMPANY

                                             By:          /s/ Richard M. Reilly
                                                     ---------------------------
                                             Name:        Richard M. Reilly
                                                     ---------------------------
                                             Title:       President
                                                     ---------------------------

                                             EVERGREEN VARIABLE
                                             ANNUITY TRUST

                                             By:          /s/ Sally E. Ganem
                                                     ---------------------------
                                             Name:        Sally E. Ganem
                                                     ---------------------------
                                             Title:       Assistant Secretary
                                                     ---------------------------

                                   SCHEDULE A
             SEPARATE ACCOUNTS, CONTRACTS AND ASSOCIATED PORTFOLIOS

NAME OF SEPARATE ACCOUNTS AND DATE
ESTABLISHED BY BOARD OF DIRECTORS

Separate Account FUVUL - June 13, 1996
Separate Account VA-K - June 13, 1996
FR1 Separate Account - June 13, 1996
FR2 Separate Account - June 13, 1996
FR3 Separate Account - June 13, 1996
FR4 Separate Account - June 13, 1996
FQ1 Separate Account - June 13, 1996
UR1 Separate Account - June 13, 1996
UR2 Separate Account - June 13, 1996
UR3 Separate Account - June 13, 1996
UR4 Separate Account - June 13, 1996
UQ1 Separate Account - June 13, 1996


CONTRACTS FUNDED BY SEPARATE ACCOUNTS AND FORM NUMBERS

Individual Flexible Premium Variable Life Policy - Form Number 1036-99 Immediate Variable Annuity Contact - Form Number 3029-99
Private Placement Variable Life Policy - Form Number 1037-99
Private Placement Variable Annuity Contract - Form Number 3034-00


DESIGNATED PORTFOLIOS

Evergreen VA Foundation Fund
Evergreen VA Equity Index Fund
Evergreen VA Global Leaders Fund
Evergreen VA Small Cap Value Fund

                        EVERGREEN VARIABLE ANNUITY TRUST
                             PARTICIPATION AGREEMENT


         THIS AGREEMENT is made this 15th day of March 2000, between EVERGREEN VARIABLE ANNUITY TRUST, an open-end management investment company organized as a Delaware business trust (the "Trust"), and Allmerica Financial Life Insurance and Annuity Company, a life insurance company organized under the laws of the State of Delaware (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the offer and sale of its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

         WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission ("Commission") granting Participating Insurance Companies and their separate account(s) exemptions from the provisions of Section(s) 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and nonaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Trust Exemptive Order"); and

         WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts identified by the form number(s) listed on Schedule A, as may be amended from time to time (the "Contracts"); and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company on the date shown for that Account on Schedule A, to set aside and invest assets attributable to the Contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios at net asset value on behalf of each Account to fund the Contracts;

         NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:


                                    ARTICLE I

                              Sale of Trust Shares

         1.1. The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary and in the best interest of the shareholders of such Portfolio.

         1.2. The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

         1.3. For the purposes of Sections 1.1. and 1.2., the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that: (a) such orders are received by the Company in good order prior to the close of the regular trading session of the New York Stock Exchange, and (b) the Trust receives notice of such orders by 9:30 a.m., New York time, on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value.

         1.4. Purchase orders that are transmitted to the Trust in accordance with Section 1.3. shall be paid for on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

         1.5. The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.6. The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m., New York time.

         1.7. The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Trust Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that the Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

         1.8. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.12. and
Article IV of this Agreement.


                                   ARTICLE II

                           Obligations of the Parties

         2.1. The Trust shall bear the costs of registering and qualifying the Trust's shares, and of preparing and filing the Trust's prospectus, registration statement, Trust sponsored proxy materials (or similar materials such as voting instruction solicitation materials), reports to shareholders, and all statements and notices required by federal or state law. The Trust shall pay all taxes on the issuance and/or transfer of the Trust's shares.

         2.2. The Trust shall bear the printing costs (or duplicating costs with respect to the statement of additional information) associated with distributing the Trust's current prospectus, statement of additional information, annual report, semi-annual report, Trust sponsored proxy material or other shareholder communications, including any amendments or supplements to any of the foregoing, to the extent required to be provided by the Trust to its then-current shareholders. The Trust shall also bear the mailing costs associated with distributing Trust sponsored proxy material. The Trust shall not bear any costs of preparing, printing, recording, taping or disseminating sales literature or other promotional materials or the costs of printing and mailing prospective Contract owners copies of the Trust's prospectus, statement of additional information, periodic reports or other printed materials.

         2.3. The Trust shall provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the current prospectus as set in type at the Trust's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document (at the Company's expense). If a camera ready copy or equivalent as sated above is requested by the Company, the Trust will bear the pro rata costs of printing that portion of the prospectus that will be used by the Company for distribution to current shareholders.

         2.4. The Company will bear the costs of registering and qualifying the Accounts for sale, printing (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the Accounts' current prospectuses and statements of additional information, private placement memoranda, annual and semi-annual reports, Contracts, Contract applications, sales literature or other promotional material, Account sponsored proxy materials and voting solicitation instructions.

         2.5. The Company will bear the responsibility and correlative expenses for administrative and support services for Contract owners. The Trust recognizes the Company as the sole shareholder of shares of the Trust issued under this Agreement.

         2.6. The Company agrees and acknowledges that one of the Trust's advisers, Evergreen Asset Management Corp. ("Evergreen Asset"), is the sole owner of the name and mark "Evergreen" and that all use of any designation comprised in whole or in part of Evergreen (an "Evergreen Mark") under this Agreement shall inure to the benefit of Evergreen Asset. Except as provided in
Section 2.6., the Company shall not use any Evergreen Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Evergreen Asset. Upon termination of this Agreement for any reason, the Company shall cease all use of any Evergreen Mark(s) as soon as reasonably practicable.

         2.7. The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment advisers are named prior to the filing of such document with the Commission. The Company shall also furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material including private placement memoranda, in which the Trust or its investment advisers are named, at least fifteen Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

         2.8. The Company will provide to the Trust at least one complete copy of each report, solicitation for voting instructions, application for exemption, request for no-action relief, and any amendment to any of the above (or any amendment to the registration statement, prospectus, statement of additional information, piece of sales literature or other promotional material) that relates to the Contracts or the Account, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

         2.9. For purposes of this Article II, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspapers, magazines, or other periodicals, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, shareholder newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials.

         2.10. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment advisers in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

         2.11. The Trust shall furnish or cause to be furnished, to the Company or its designee, a copy of each Trust prospectus or statement of additional information in which the Company or the Accounts are named prior to the filing of such document with the Commission. The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or the Accounts are named, at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

         2.12. The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement, prospectus or private placement memorandum for the Contracts (as such registration statement, prospectus or private placement memorandum may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

         2.13. At the request of either party to this Agreement, the other party will make available to the requesting party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.

         2.14. So long as, and to the extent that the Commission interprets the 1940 Act to require pass-through voting privileges for variable contract owners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust and shall distribute all proxy material furnished by the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculated voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policy owners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.


                                   ARTICLE III

                         Representations and Warranties

         3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Delaware and that it has legally and validly established each Account as a segregated asset account under such law on the dates set forth in Schedule A.

         3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         3.3. The Company represents and warrants that the Contracts are, or will be, registered under the 1933 Act to the extent required by the 1933 Act prior to any issuance or sale of the Contracts, the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state law, and the sale of the Contracts will comply in all material respects with state insurance suitability requirements.

         3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

         3.5. The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Trust is registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

         3.6. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder. In the event of a breach of this Section 3.6 by the Trust, it will take all reasonable steps to: (1) immediately notify the Company of such breach, and (2) adequately diversify the Trust so as to achieve compliance within the grace period afforded by Section 1.817-5(b) of the rules and regulations under the Code.

         3.7. The Company represents that the Contracts are currently treated as annuity or life insurance contracts under applicable provisions of the Code and warrants and agrees that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.


                                   ARTICLE IV

                               Potential Conflicts

         4.1. The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory or other authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that a material irreconcilable conflict exists and the implications thereof. The Trustees shall have sole authority to determine whether a material irreconcilable conflict exists and their determination shall be binding upon the Company.

         4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Trust Exemptive Order and this Article IV by providing the Trustees with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

         4.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the Commission in connection therewith.

         4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         4.5. If any material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trust gives written notice that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         4.6. For purposes of Sections 4.3. through 4.5. of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. The Company shall not be required by Section 4.3 to establish a new funding medium for the Contracts if any offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trust gives written notice of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict, as determined by a majority of the disinterested Trustees.

         4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Trust Exemptive Order and this Article IV. Said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

         4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed and/or shared funding (as defined in the Shared Trust Exemptive Order) on terms and conditions materially different from those contained in the Shared Trust Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


                                    ARTICLE V

                                 Indemnification

         5.1. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.1.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale, acquisition, or redemption of the Trust's shares or the Contracts and:

                  (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement, prospectus or private placement memorandum for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company relating to the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents"), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2.(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale, distribution or acquisition of the Contracts or Trust shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2.(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

                  (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation, warranty or agreement made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

                  (f) arise out of or result from negligence or wrongful conduct in the Company's administration of the Accounts or the Contracts.

         5.2. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.2.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale, acquisition, or redemption of the Trust's shares or the Contracts and:

                  (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents"), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale, distribution or acquisition of the Contracts or Trust shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived form written information furnished to the Company by or on behalf of the Trust; or

                  (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation, warranty or agreement made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

         5.3. Neither the Company nor the Trust shall be liable under the indemnification provisions of Section 5.1. or 5.2., as applicable, with respect to any Losses incurred or assessed against an indemnified party that arise from such indemnified party's willful misfeasance, bad faith or gross negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations or duties under this Agreement.

         5.4. Neither the Company nor the Trust shall be liable under the indemnification provisions of Section 5.1. or 5.2., as applicable, with respect to any claim made against an indemnified party unless such indemnified party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim which shall have been served upon or otherwise received by such indemnified party (or after such indemnified party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the indemnified party in the absence of Sections 5.1. and 5.2. except to the extent that the indemnifying party has been prejudiced by such failure to give notice.

         5.5. In case any such action is brought against the indemnified parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of an election to assume such defense, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the indemnified party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI

                                   Termination

      6.1. This Agreement shall continue in full force and effect until the first to occur of:

      (a) termination by any party for any reason by six (6) months advance written notice delivered to the other party; or

      (b) termination by the Company by written notice to the Trust with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts or not consistent with the Company's obligations to Contract owners; provided, however, that such a termination shall apply only to the Portfolio not reasonably available and the Trust shall have ninety (90) days from the initial notification by the Company of the deficiency to correct such deficiency. If not cured within ninety (90) days, prompt written notice of the election to terminate for such cause shall again be furnished by the Company to the Trust; or

      (c) termination by the Company by written notice to the Trust with respect to any Portfolio in the event such Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

      (d) termination by the Company by written notice to the Trust with respect to any Portfolio in the event that the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or any independent or resulting failure under Section 817 of the Code, or under any successor or similar provision of either, or if the Company reasonably believes that the Trust may fail to so qualify; or

      (e) termination by the Trust by written notice to the Company if the Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company or the Trust; but no such termination shall be effective under this subsection (e) until the Company has been afforded a reasonable opportunity to respond to a statement by the Trust concerning the reason for notice of termination hereunder; or

      (f) termination by the Company by written notice to the Trust if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or an investment adviser to the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Trust; but no such termination shall be effective under this subsection (f) until the Trust has been afforded a reasonable opportunity to respond to a statement by the Company concerning the reason for notice of termination hereunder; or

      (g) termination by the Trust in the event that formal administrative proceedings are instituted against the Company by the NASD, the Commission, an insurance commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Trust's shares; provided, however, that the Trust determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

      (h) termination by the Company in the event that formal administrative proceedings are instituted against the Trust by the NASD, the Commission, any state securities or insurance department or any other regulatory body regarding the Trust's duties under this Agreement, provided, however, that the Company determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust to perform its obligations under this Agreement.

      6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Article II.

      6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.12. shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.


                                   ARTICLE VII

                                     Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

IF TO THE TRUST:

Evergreen Funds
200 Berkeley Street
Boston, Massachusetts  02116-9000
Attention:  Legal Department

IF TO THE COMPANY:

Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA  01653
Attention:  Sheila St. Hilaire


                                  ARTICLE VIII

                                  Miscellaneous

         8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

         8.5. The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising directly or indirectly under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

         8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

         8.9. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided that no party may assign this Agreement without the prior written consent of the other party.

         8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

         IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date and year first above written.


ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

By:     /s/ Richard M. Reilly
        ------------------------------
Name:   Richard M. Reilly
        ------------------------------
Title:  President
        ------------------------------



EVERGREEN VARIABLE ANNUITY TRUST

By:      /s/ Michael Koonce
         -----------------------------
Name:    Michael Koonce
         -----------------------------
Title:   Secretary
         -----------------------------

                                   SCHEDULE A
             SEPARATE ACCOUNTS, CONTRACTS AND ASSOCIATED PORTFOLIOS



NAME OF SEPARATE ACCOUNTS AND DATE
ESTABLISHED BY BOARD OF DIRECTORS


Separate Account FUVUL - June 13, 1996





CONTRACTS FUNDED BY SEPARATE ACCOUNT AND FORM NUMBER


Individual Flexible Premium Variable Life Policy - Form Number 1036-99





DESIGNATED PORTFOLIOS

Evergreen VA Foundation Fund
Evergreen VA Equity Index Fund
Evergreen VA Global Leaders Fund
Evergreen VA Small Cap Value Fund